Exhibit 4.3

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 31, 2012, among Hexion U.S. Finance Corp., a Delaware corporation, Hexion Nova Scotia Finance, ULC, a Nova Scotia unlimited liability company (each, an “Issuer”, and collectively, the “Issuers”), Momentive Specialty Chemicals Inc., a New Jersey corporation (formerly known as Hexion Specialty Chemicals, Inc., “Holdings”), the Subsidiary Guarantors (as defined herein) and Wilmington Trust Company, as trustee under the Indenture (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuers, Holdings and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture (as supplemented to the date hereof, the “Indenture”), dated as of November 3, 2006, providing for the issuance of Floating Rate Notes (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides, inter alia, that, in certain circumstances, the Issuers and the Trustee may amend the Indenture and the Notes with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (and may amend the Indenture and the Notes to release from the Lien of the Indenture and the Security Documents all of the Collateral with the written consent of the Holders of at least two-thirds in aggregate principal amount of the Notes);

WHEREAS, Holdings has distributed an Offer to Purchase and Consent Solicitation Statement, dated January 16, 2012 (the “Statement”), and an accompanying Consent and Letter of Transmittal to the Holders of the Notes in connection with the offer to purchase for cash any and all of the outstanding Notes and the concurrent solicitation of such Holders’ consents to certain proposed amendments to the Indenture as further described in the Statement;

WHEREAS, pursuant to Sections 9.02 and 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the Statement, the Holders of at least two-thirds in aggregate principal amount of the Notes outstanding (excluding any Notes owned by the Issuers or their affiliates) have consented to all of the amendments effected by this Supplemental Indenture in accordance with the provisions of the Indenture, evidence of such consents has been provided by the Issuers to the Trustee;

WHEREAS, the execution and delivery of this instrument has been duly authorized and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with; and

WHEREAS, the Issuers have requested that the Trustee execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of all Holders of the Notes as follows:

ARTICLE 1

AMENDMENTS TO ARTICLE ONE—DEFINITIONS AND INCORPORATION BY

REFERENCE

SECTION 1.01. For purposes of this Supplemental Indenture, the terms defined in the recitals shall have the meanings therein specified; any capitalized terms used and not defined herein shall have the same respective meanings as assigned to them in the Indenture; and references to Articles or Sections shall, unless the context indicates otherwise, be references to Articles or Sections of the Indenture.

SECTION 1.02. Any definitions used exclusively in the provisions of the Indenture or Notes that are deleted pursuant to the amendments set forth under this Supplemental Indenture, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture and the Notes, and all textual references in the Indenture and the Notes exclusively relating to paragraphs, Sections, Articles or other terms or provisions of the Indenture that have been otherwise deleted pursuant to this Supplemental Indenture are hereby deleted in their entirety. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2

AMENDMENTS TO ARTICLE FOUR—COVENANTS

SECTION 2.01. Section 4.02 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.02. [Intentionally omitted].

SECTION 2.02. Section 4.03 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.03. [Intentionally omitted].

SECTION 2.03. Section 4.04 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.04. [Intentionally omitted].

SECTION 2.04. Section 4.05 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.05. [Intentionally omitted].

SECTION 2.05. Section 4.06 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.06. [Intentionally omitted].

SECTION 2.06. Section 4.07 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.07. [Intentionally omitted].

SECTION 2.07. Section 4.08 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.08. [Intentionally omitted].

SECTION 2.08. Section 4.09 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.09. [Intentionally omitted].

SECTION 2.09. Section 4.10 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.10. [Intentionally omitted].

SECTION 2.10. Section 4.11 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.11. [Intentionally omitted].

SECTION 2.11. Section 4.12 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.12. [Intentionally omitted].

SECTION 2.12. Section 4.15 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.15. [Intentionally omitted].

ARTICLE 3

AMENDMENTS TO ARTICLE FIVE—MERGER, CONSOLIDATION OR SALE OF

ALL OR SUBSTANTIALLY ALL ASSETS

SECTION 3.01. Section 5.01 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 5.01. [Intentionally omitted].

ARTICLE 4

AMENDMENTS TO ARTICLE SIX—DEFAULTS AND REMEDIES

SECTION 4.01. Section 6.01(c) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(c) [Intentionally omitted].

SECTION 4.02. Section 6.01(d) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(d) [Intentionally omitted].

SECTION 4.03. Section 6.01(e) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(e) [Intentionally omitted].

SECTION 4.04. Section 6.01(f) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(f) [Intentionally omitted].

SECTION 4.05. Section 6.01(g) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(g) [Intentionally omitted].

SECTION 4.06. Section 6.01(h) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(h) [Intentionally omitted].

SECTION 4.07. Section 6.01(i) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(i) [Intentionally omitted].

SECTION 4.08. Section 6.01(j) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(j) [Intentionally omitted].

SECTION 4.09. Section 6.01(k) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(k) [Intentionally omitted].

SECTION 4.10. Section 6.01(l) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(l) [Intentionally omitted].

SECTION 4.11. Section 6.01(m) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(m) [Intentionally omitted].

SECTION 4.12. Section 6.02 of the Indenture is hereby amended by (i) deleting the phrase “(other than an Event of Default specified in Section 6.01(g) or (h) with respect to the Issuers)” in the first sentence of the first paragraph thereof and (ii) deleting the third sentence in the first paragraph thereof.

ARTICLE 5

AMENDMENTS TO ARTICLE SEVEN—TRUSTEE

SECTION 5.01. Section 7.04 of the Indenture is hereby amended by deleting the phrase “of any Default or Event of Default under Section 6.01(c), (d), (e), (f), (g), (h), (i), (j), (k), (l) or (m) or” in the last sentence thereof.

SECTION 5.02. Section 7.07 of the Indenture is hereby amended by deleting the second sentence in the third paragraph thereof.

ARTICLE 6

AMENDMENTS TO ARTICLE EIGHT—DISCHARGE OF INDENTURE;

DEFEASANCE

SECTION 6.01. The second sentence of the second paragraph of Section 8.01(b) of the Indenture is hereby deleted in its entirety.

SECTION 6.02. Section 8.02 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 8.02. Conditions to Defeasance.

(a)	The Issuers may exercise their legal defeasance option or their covenant defeasance option only if:

(i)	the Issuers irrevocably deposits in trust with the Trustee in respect of cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in an amount sufficient or Government Obligations, the principal of and the interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, and premium (if any) and interest on the applicable Fixed Rate Notes when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

(ii)	the Issuers deliver to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Fixed Rate Notes to maturity or redemption, as the case may be;

(iii)	[Intentionally omitted];

(iv)	[Intentionally omitted];

(v)	[Intentionally omitted];

(vi)	[Intentionally omitted];

(vii)	[Intentionally omitted]; and

(viii)	[Intentionally omitted].

(b) Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of such Fixed Rate Notes at a future date in accordance with Article 3.

ARTICLE 7

AMENDMENTS TO ARTICLE TEN—GUARANTEES

SECTION 7.01. Section 10.02(b)(ii), (iii) and (v) of the Indenture are hereby deleted and amended to read in their entirety as set forth below:

(ii) [Intentionally omitted];

(iii) [Intentionally omitted];

(v) such Restricted Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest in favor of First-Priority Lien Obligations.

SECTION 7.02. Section 10.06 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 10.06. [Intentionally omitted].

ARTICLE 8

AMENDMENTS TO ARTICLE ELEVEN—SECURITY DOCUMENTS

SECTION 8.01. Article 11 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

ARTICLE 11

[Intentionally omitted].

ARTICLE 9

AMENDMENTS TO ARTICLE THIRTEEN—MISCELLANEOUS

SECTION 9.01. Section 13.05 of the Indenture is hereby amended by deleting the phrase “(other than pursuant to Section 4.09)” in the first sentence thereof.

ARTICLE 10

AMENDMENTS TO THE NOTES, EXHIBIT A TO APPENDIX A AND APPENDIX B

TO THE INDENTURE

SECTION 10.01. Each of the Notes and Exhibit A to Appendix A to the Indenture are hereby amended by deleting the second and third sentences of the second paragraph under paragraph 4 on the reverse side thereof.

SECTION 10.02. Each of the Notes and Exhibit A to Appendix A to the Indenture are hereby amended by deleting and amending paragraph 7 in its entirety on the reverse side thereof to read as set forth below:

7. [Intentionally omitted].

SECTION 10.03. Each of the Notes and Exhibit A to Appendix A to the Indenture are hereby amended by deleting and amending paragraph 9 in its entirety on the reverse side thereof to read as set forth below:

9. [Intentionally omitted].

SECTION 10.04. Each of the Notes and Exhibit A to Appendix A to the Indenture are hereby amended by deleting the section entitled “OPTION OF HOLDER TO ELECT PURCHASE.”

SECTION 10.05. Appendix B to the Indenture is hereby deleted in its entirety.

ARTICLE 11

ADDITIONAL AMENDMENTS TO THE INDENTURE

SECTION 11.01. Without any further action by any party hereto,

(a) all Collateral securing the Obligations of the Issuers and the Guarantors under the Notes, the Guarantees and the Indenture is hereby released, and the Trustee and the Collateral Agent are authorized and instructed to execute all releases, termination statements and other documents reasonably requested by the Issuers and the Guarantors to evidence such release and termination of all Security Documents and the Intercreditor Agreement; and

(b) notwithstanding any provision in the Indenture or any Security Document or the Intercreditor Agreement to the contrary, no existing or future asset or property of the Issuers or any Guarantor shall constitute “Collateral.”

ARTICLE 12

EFFECTIVENESS

SECTION 12.01. This Supplemental Indenture shall become a binding agreement between the parties hereto when executed by the parties hereto. The amendments to the Indenture set forth herein shall become operative at the time and date at which the Issuers notify the Trustee and Global Bondholder Services Corporation, in its capacity as depositary for the Notes in connection with the Offer and the Consent Solicitation (each as defined in the Statement), that the validly tendered Notes are accepted for purchase pursuant to, and subject to the conditions set forth in, the Statement.

ARTICLE 13

MISCELLANEOUS

SECTION 13.01. Amendments to the Indenture pursuant to this Supplemental Indenture shall also apply to the Notes, including, without limitation, provisions of the Notes amended as set forth in the amendments to the Exhibits or Appendices to the Indenture.

SECTION 13.02. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Supplemental Indenture.

SECTION 13.03. When the amendments to the Indenture set forth herein shall become operative as provided in Article 12 above, the terms and conditions of this Supplemental Indenture shall be part of the terms and conditions of the Indenture for any and all purposes, and all the terms and conditions of both shall be read together as though they constitute one and the same instrument, except that in the case of conflict, the provisions of this Supplemental Indenture will control.

SECTION 13.04. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 13.05. All covenants and agreements in this Supplemental Indenture by the Issuers or the Trustee shall bind their respective successors and assigns, whether so expressed or not.

SECTION 13.06. In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.07. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

SECTION 13.08. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

SECTION 13.09. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 13.10. All provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture, and the Indenture, as amended and supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

SECTION 13.11. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuers.

SECTION 13.12. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

HEXION U.S. FINANCE CORP.

By:	/s/ Ellen G. Berndt
Name:	Ellen German Berndt
Title:	Vice President and Secretary

HEXION FINANCE NOVA SCOTIA, ULC

By:	/s/ George F. Knight
Name:	George F. Knight
Title:	Vice President and Treasurer

[SECOND SUPPLEMENTAL INDENTURE]

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ W. T. Morris, II
Name:	W. Thomas Morris, II
Title:	Vice President

[SECOND SUPPLEMENTAL INDENTURE]